Exhibit 3.1(28)

FILE COPY

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 5469377

The Registrar of Companies for England and Wales hereby certifies that HALLCO 1187 LIMITED is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 2nd June 2005

HC007B

FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 5469377

The Registrar of Companies for England and Wales hereby certifies that HALLCO 1187 LIMITED having by special resolution changed its name, is now incorporated under the name of COOKE BROS HOLDINGS LIMITED

Given at Companies House, Cardiff, the 24th November 2005

HC006B